UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2011

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	333-153308	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8th Floor-200 South Virginia Street Reno, NV 89501
(Address of principal executive offices and Zip Code)

(775) 562-0504
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. All statements made in this Form 8-K other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about:

•                  Our business plan, including our commercialization strategy;

•                  Our plan to seek regulatory approval for our products;

•                  Our plan of operations over the next 12 months;

•                  Our need to obtain future financing; and

•                  Our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation, risks related to:

•                  General economic and business conditions;

•                  Our ability to continue as a going concern;

•                  Our limited operating history;

•                  Our ability to recruit and retain qualified personnel;

•                  Our ability to manage future growth;

•                  Our ability to develop our planned products;

•                  Our ability to protect our intellectual property; and

•                  Other factors discussed under the section entitled “Risk Factors”.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. These forward-looking statements speak only as of the date of this Form 8-K.  Except as required by applicable law, we do not intend to update any of these forward-looking statements.

As used in this current report on Form 8-K and unless otherwise indicated, the terms the “Company”, “we”, “us” and “our” refer to OncoSec Medical Incorporated and its subsidiaries, unless the context otherwise requires.

Item 1.01 Entry Into a Material Definitive Agreement.

The information contained in Item 2.01 is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 24, 2011, we completed the acquisition of certain assets of Inovio Pharmaceuticals, Inc. (“Inovio”) pursuant to an Asset Purchase Agreement dated March 14, 2011 by and between the Company and Inovio (the “Agreement”), pursuant to which we acquired certain assets (the “Purchased Assets”) related to certain non-DNA vaccine technology and intellectual property relating to selective electrochemical tumor ablation (“SECTA”) (the “Acquisition”).  SECTA is a therapy which uses electroporation to facilitate delivery of chemotherapy agents, or nucleic acids encoding cytokines, into tumors and/or surrounding tissue for the treatment and diagnosis of tumors.  The Purchased Assets include, among other things:

(a)                                  certain equipment, machinery, inventory and other tangible assets of Inovio related to the SECTA technology;

(b)                                 certain engineering and quality documentation related to the SECTA technology;

(c)                                  the assignment of certain contracts (the “Assigned Contracts”) related to the SECTA technology; and

(d)                                 certain of Inovio’s patents, including patent applications, and trademarks, and all goodwill associated therewith related to the SECTA technology (the “Assigned IP”).

We did not assume any of the liabilities of Inovio except with respect to all liabilities under the Assigned Contracts and Assigned IP arising after the closing date of the Agreement. We will pay Inovio $3,000,000 in scheduled payments over a period of two years from the closing date and a royalty on commercial product sales related to the SECTA technology.

Pursuant to a cross-license agreement dated March 21, 2011, we granted Inovio a fully paid-up, exclusive, worldwide license to certain of the SECTA technology patents in the field of gene or nucleic acids, outside of those encoding cytokines, delivered by electroporation. Inovio also granted us a non-exclusive, worldwide license to certain non-SECTA technology patents in the SECTA field for the following consideration:

(a)                                  a fee for any sublicense of the Inovio technology;

(b)                                 a royalty on net sales of any business we develop with the Inovio technology; and

(c)                                  we must repay Inovio for any amount Inovio pays to the licensor of the Inovio technology that is a direct result of the license.

The Chairman of our Board of Directors, Avtar Dhillon, M.D., is also a director and the Executive Chairman of Inovio.  Pursuant to an Affiliate Stock Purchase Agreement dated February 28, 2011, Dr. A. Dhillon has acquired 9,910,496 shares of our common stock from former directors Ronald Dela Cruz and David Marby.  As a result, Dr. A. Dhillon now holds approximately 18.8% of our outstanding common stock.  Dr. A. Dhillon abstained from voting on all matters related to the Acquisition brought to the boards of directors of both companies.

Punit Dhillon, our President and Chief Executive Officer, also purchased 4,394,000 shares, or approximately 8.3%, of our outstanding common stock from Mr. Dela Cruz and Mr. Darby pursuant to the Affiliate Stock Purchase Agreement dated February 28, 2011.  Mr. P. Dhillon served as Vice President of Finance and Operations of Inovio until March 2011.  Mr. P. Dhillon is the nephew of Dr. A. Dhillon. As a result of the closing of the Acquisition, and as disclosed in Item 5.06 of this Form 8-K, our company ceased to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Accordingly, we are providing the following information in this Form 8-K:

Business

Corporate Overview

Our company was incorporated under the laws of Nevada on February 8, 2008 as Netventory Solutions, Inc. Initially, we provided online inventory services to small and medium sized companies. On March 1, 2011, we affected a 32 for 1 forward split of both our authorized common shares and issued and outstanding common shares and changed our name from “Netventory Solutions, Inc.” to “OncoSec Medical Incorporated”.  On March 14, 2011, we entered into an asset purchase agreement with Inovio Pharmaceuticals, Inc. to acquire the SECTA Technology and related assets.  We closed the asset purchase on March 24, 2011. The SECTA Technology and related assets embodied in the asset purchase agreement relate to the use of drug-medical device combination products for the treatment of different cancers. With this acquisition, we are now focusing our efforts in the biomedical industry and abandoning our efforts in the online inventory services industry.

Our Current Business

We are currently based in Reno, Nevada, but anticipate moving our corporate operations to San Diego, California in the near future. We design, develop and commercialize innovative and proprietary medical approaches for the treatment of solid cancers that have unmet medical needs or where currently approved therapies are inadequate based on their efficacy level or side-effect profile.  Our therapies are based on the use of electroporation delivery in combination with an approved chemotherapeutic drug or a DNA-based cytokine for immunotherapy to treat solid tumors. Our approach of electrochemotherapy and electroimmunotherapy specifically targets cancerous cells and not healthy normal tissues. Our focus is to enable people with life-altering cancers to lead better lives through the development of our treatment approaches.

The OncoSec Medical System (OMS)

Most drugs and DNA-based therapeutics must enter the target cell through its membrane in order to perform their intended function.  However, the effectiveness of these medicines is limited as gaining entry into target cells through the outer membrane can be a significant challenge.  In the 1970s, it was discovered that the brief application of high-intensity, pulsed electric fields to the cell resulted in a temporary and reversible increase in the permeability of the cell membrane.  As a consequence, it was also demonstrated that there was a subsequent increase in the ability of both small and large molecules to move between the cell exterior and interior via the newly formed membrane pores.

The transient, reversible nature of the electrical permeabilization of cell membranes and the resulting increase in intracellular delivery of therapeutic agents is the underlying basis of our therapeutic approach, which we refer to as the Oncosec Medical System (“OMS”).  The OMS consists of an electrical pulse generator console and various disposable applicators specific to the individual tumor size, type and location.  While the extent of membrane permeabilization depends on various electrical, physical, chemical, and biological parameters, research with OMS has demonstrated an increase of cellular uptake of chemical molecules from 6,000-8,000 fold above baseline.  Once inside of the cell, the membrane permeability decreased thereby trapping the molecules within the cell and allowing them to perform their function.  The enhanced delivery of these agents results in the ability to not only improve cytotoxicity and therapeutic value but also to lower the required doses and thereby providing a potentially safer treatment.

Our OMS business is composed of two different therapeutic approaches: electroimmunotherapy and electrochemotherapy.  Our electroimmunotherapy products are based on the use of electroporation to enhance the local delivery of DNA-based cytokines as immunotherapy agents that produce both a local and systemic immune response for the treatment of various cancers.  Our approach of electrochemotherapy utilizes our electroporation technologies for the local delivery of the chemotherapeutic drug bleomycin to treat solid tumors.  Our electroporation platform for the delivery of therapeutic agents specifically and effectively targets the killing of cancerous cells and not healthy normal tissues.  Our mission is to enable people with life-altering cancers to lead better lives through the development of our treatment approaches.

i. DNA Delivery With Electroporation - Electroimmunotherapy

The greatest obstacles to making DNA-based immunotherapies a reality has been the lack of safe, efficient, and economical delivery and expression of plasmid-DNA constructs into target cells.  We have significant history and experience in developing the methods and devices that optimize the use of electroporation in for the efficient and effective delivery of DNA-based therapeutics.  The use of OMS in this approach has been validated with multiple sets of interim data from multiple clinical studies assessing DNA-based immunotherapies against cancers.  Together with our partners and collaborators, we have become the leader in establishing proof-of-principle of electroporation-delivered DNA immunotherapies.  We believe that electroporation should become the method of choice for plasmid-DNA delivery into cells in many clinical applications.

The immunotherapy approach of our OMS therapy uses an electroporation system that is calibrated and designed to create optimal conditions to deliver plasmid DNA into tumor cells that promote optimal responses to gene-based immunotherapeutic cytokines.  The cytokine-encoding plasmid is first injected with a syringe/needle into the selected tumor.  Using a remote control, the pulse generator is switched on and electrical pulses are generated and delivered through an attached electrical cord into the injected tissue through an electrode-needle array on the applicator.  When DNA injection is followed by electroporation of the target tissue, transfection is significantly greater with resultant gene expression generally enhanced from 100 to 1000-fold.  This increase makes many DNA-based candidates potentially feasible without unduly compromising safety or cost.

A Phase I clinical trial in metastatic melanoma has been completed using OMS electroporation to deliver plasmid-DNA encoding for the IL-12 cytokine.  The study was designed to assess both the adaptive and innate immunity responses from the targeted delivery of the IL-12 into melanoma tumor cells.  Published data have demonstrated that gene transfer utilizing in vivo DNA electroporation in metastatic melanoma showed that it was safe, effective, reproducible, and titratable.  The findings also demonstrated not only regression of treated melanoma skin lesions, but also regression of distant untreated lesions, suggesting a systemic immune response to the localized treatment.  These results are of great significance and thus the Company is now planning the further development of OMS for the delivery of plasmid-DNA encoding for the IL-12 cytokine in a Phase II clinical trial that is expected to begin before the end of 2011.

ii. Drug Delivery With Electroporation - Electrochemotherapy

The chemotherapeutic approach of our OMS therapy was formerly described as Selective Electrochemical Tumor Ablation (SECTA).  OMS utilizes electroporation technologies for the local delivery of the chemotherapeutic drug bleomycin to treat solid tumors.  The approach has demonstrated safety and efficacy in a wide range of solid tumors including, basal cell, squamous carcinomas, melanoma, breast, prostate, and pancreatic.  The OMS therapy has been developed up to Phase III clinical trials in the United States for the treatment of recurrent head and neck cancer and in Phase I/II for the treatment of recurrent breast cancer.  In addition, Phase IV pre-marketing studies to support the commercialization of the OMS system in Europe were also performed for the treatment of primary and recurrent head and neck cancers and cutaneous skin cancers.  The previous sponsor of these studies (Inovio Pharmaceuticals, Inc.) elected not to conclude the clinical testing but rather monetize certain SECTA assets in order to pursue a more focused strategy for development of DNA vaccines.

We believe that one of the distinctive features of the system is both the preservation of healthy tissue and killing of cancerous cells at the margins of the tumor.  We anticipate the system may therefore afford advantages over surgery in preserving function and improving the quality of life for cancer patients who would otherwise face significant morbidity associated with cancer surgery or other methods of treatment.  In addition, we believe that the OMS approach will have pharmacoeconomic advantages over existing therapies and will be more readily accepted by both physicians and patients alike.

Commercialization

We are sensitive to the needs of cancer patients and we believe better treatments for both efficacy and reducing the side effects associated with cancer therapy could lead to an improvement in care and quality of life.

We intend to advance a commercialization strategy that leverages previous in-depth clinical experiences, previous CE approvals for the electroporation-based devices and late stage clinical studies (Phase III/IV) in the United States and Europe.  We will seek regulatory approvals to initiate specific studies in target markets to collect clinical, reimbursement, and pharmacoeconomic data in order to advance our commercialization strategy.  This strategy includes seeking approval from the FDA to initiate pivotal registration studies in the United States for select rare cancers that have limited, adverse or no therapeutic alternatives.  We will expand the addressable markets for the OMS therapies through the addition of relevant indications.  Finally, we will partner and/or co-develop OMS in developing geographic locations, such as Eastern Europe and Asia, where local resources are best leveraged and appropriate collaborators can be secured.

Competition

The primary front line treatment of solid tumors involves surgical resection and/or radiation to debulk and control tumor growth prior to initiating systemic therapy with chemotherapeutic agents. Because of the concern of microscopic disease in the tissue surrounding a tumor and that it is often difficult or impossible for surgeons to determine the border, or margins, between healthy and diseased tissue, surgeons will often remove, or resect an area outside of the obvious tumor mass to ensure that they have excised all of the cancerous tissue. This can result in the loss of function and appearance of the surrounding tissues and organs, reducing the patient’s quality of life. Examples include the loss of speech from resection of tumors on the tongue or larynx or loss of erectile function from resection of the prostate. Recent advances in non-surgical forms of tumor ablation, such as cryoablation, microwave and high frequency radio ablation therapy, fail to fully satisfy the clinical need to preserve normal healthy tissue. Given the desire for improved outcomes in the surgical resection of a large number of solid tumors such as those of the head and neck, skin, pancreas, breast and prostate, we believe that there will be significant demand for our OMS technology from patients, dermatologists and surgical oncologists.

Current Treatment Practices

Surgery

In 90% of cases, the primary treatment for localized and operable tumors or lesions is surgical resection alone or in combination with other modalities such as radiation therapy. Given the ability to cut an appropriate margin around the tumor in order to avoid recurrence from microscopic disease populating the periphery of the tumor mass makes surgery highly effective for early stage cancers. However accessibility of a tumor often prevents the use of surgery or limits the margin that can be removed especially at sites such as the tongue where the loss of tissue results in the loss of critical function such as speech. The drawback to resecting tissue is potential disfigurement or debilitating effects on organ function. Surgery also requires additional cost in the form of hospitalization and post-operative care.

Radiation Therapy

Radiation therapy’s high-energy rays generated by an external machine or by radioactive materials placed directly into or near the tumor are used to damage and stop growth of malignant cells, which are more sensitive to the effects of radiation. Radiation is often used in combination with surgery and chemotherapy. In cases where a tumor is inoperable or unresponsive to chemotherapy, radiation is often used palliatively to limit the complications of disease progression. Radiation therapy has a number of significant side effects, in that it damages healthy cells surrounding the target area and takes several weeks to administer. It may also be costly due to the number of procedures and cost of administration.

Chemotherapy

Post-surgery or in cases where surgery is contraindicated, chemotherapy is often used to treat systemic disease and may frequently be combined with radiation therapy. Typically it is used under the following circumstances:

•                  When cancer is disseminated requiring treatment of systemic or metastatsis disease;

•                  Where the prognosis for local regional disease is poor due to the likelihood of disease progression;

•                  Where surgery is contraindicated e.g. certain liver or pancreatic carcinoma; and

•                  For palliation, to achieve tumor shrinkage to ameliorate tumor symptoms or complications.

The cytotoxicity of many existing anti-cancer drugs is well proven, but with undesirable proven side effects including alopecia (loss of hair), nausea, vomiting, myelosuppression and in some cases drug resistance.

Surgery and radiation cannot be used where treatment poses a risk to nearby nerves, blood vessels, or vital organs. All of these practices have limited efficacy in treating cancers of certain organs, such as the pancreas.

Alternative Treatments

Radio Frequency Ablation

This modality uses radio frequency energy to heat tissue to a high enough temperature to ablate it, or cause cell death. An ablation probe is placed directly into the target tissue. An array of several small, curved electrodes is deployed from the end of the probe. Once sufficient temperatures are reached, the heat kills the target tissue within a few minutes. This treatment has been proven efficacious in treating some solid tumors but suffers from not being tumor specific in destroying healthy as well as malignant tissue.

Photodynamic Therapy

Photodynamic therapy (“PDT”) uses intravenous administration of a light-activated drug that accumulates in malignant cells. A non-thermal laser is used to activate the drug, producing free radical oxygen molecules that destroy the cancer. PDT has low risk of damage to adjacent normal tissue, the ability to retreat, and can be used concurrently with other treatment modalities. A major side effect of PDT is patient photosensitivity that can last up to eight weeks. Other side effects include nausea and vomiting. This method is limited by the shallow depth of penetration of the laser light which makes it more applicable to surface lesions on the skin or esophagus.

Cryoablation

Cryoablation is a technique being used to treat liver, kidney, prostate, and breast cancer. This method uses liquid nitrogen filled probes inserted into the tumor mass with image guided surgery to freeze cancer cells. Necrosis (cell death) occurs and the dead cells are naturally sloughed off into the body. Cryoablation has been most commonly adopted for use in treating prostate carcinoma where surgery can often lead to impotence. The technology is claimed to limit nerve damage in the prostate allowing for the retention of bladder and sexual function. Therefore, it may afford advantages over surgery and brachytherapy (see below).

Brachytherapy

Brachytherapy involves the local implantation of radioactive seeds into or near a tumor mass. It has been most widely used in prostate and breast carcinoma in situ. The seeds decay over time resulting in the local destruction of malignant cells. The problem with brachytherapy, in addition to the concomitant destruction of nascent healthy tissue, is the investment and training required to administer the therapy. Recent reports also suggest that the therapy may not produce durable responses (i.e. long term cures). Consequently, brachytherapy does not appear to be growing in acceptance in the marketplace.

Biological Therapy or Immunotherapy

This treatment encompasses many approaches focused on invoking an immune response against a cancer, including vaccine-based treatments and treatments using monoclonal antibodies.  The use of monoclonal antibodies as therapeutic agents has had a dramatic impact on the treatment of certain tumors. When the antibodies target growth factor receptors required for tumor cell growth, they can often block the stimulation needed for cell growth and/or cause antibody-mediated cell killing of the tumor cell. Thus products like Herceptin®, Erbitux®, Rituxin® and Avastin® have proven beneficial especially when used in combination with a chemotherapeutic drug regime. The impact to local ablation therapies will most likely stem from improved tumor control that will reduce the incidence of recurrence and not in the primary cancers front line therapy for which surgery is the current therapeutic mainstay.

The use of vaccination has long held interest as another potential modality that could prove beneficial in treating and limiting systemic disease. The problem has been that tumors do not display antigens unique to the tumor cell that the immune system can use to specifically target for selective destruction of malignant tissue. It turns out that tumors over-express normal cellular products that the immune system ignores due to a process called tolerization wherein the immune system is educated not to recognize self antigens early in development. As a result, it has proven difficult to use conventional vaccination strategies to break or overcome tolerance and generate immunity against tumor cells.

Research and Development Expenditures

We have not incurred expenditures in or conducted any research and development activities over the last two fiscal years.

Employees

Concurrent with the asset acquisition, we assembled a senior management team with many years of experience and success in biotech/pharma operations, business and commercial development and capital markets.  In addition, we have assembled a clinical and regulatory team that has had many years of experience in developing and advancing novel therapeutic approaches through clinical testing and regulatory approvals. We have a total of 5 full-time employees

We intend to hire additional staff and to engage consultants in regulatory, compliance, investor and public relations, and general administration as necessary.  We also intend to engage experts in healthcare and in general business to advise us in various capacities.

Intellectual Property

We own intellectual property rights including patents and trademarks relating to the OMS therapies.  Specifically, we have licensed intellectual property rights to use certain electroporation technology and intellectual property for delivering DNA-based cytokines as an immunotherapy.  In addition, we own intellectual property rights, including patents and trademarks for electroporation assets relating to the use of bleomycin to treat solid tumors.  Our success and ability to compete depends upon our intellectual property. We have been issued 27 U.S. patents and have one U.S. patent that is pending application. We have a total of 32 patents in other jurisdictions.  The Company also has four registered trademarks and has two pending in between the U.S. and other jurisdictions.

In addition, the Company has acquired a non-exclusive, worldwide license to, including the right to sub-license, 28 electroporation related U.S. patents, and 80 patents granted in other jurisdictions.

Government Regulations

We plan to seek approval from the United States Food and Drug Administration to initiate registration studies in the United States.

Success in the United States pharmaceutical industry is dependent on approval by the United States Food and Drug Administration for many aspects of the business including product efficacy, product manufacturing, product distribution, and product marketing.  To aid us in our efforts to achieve the highest level of compliance with United States Food and Drug Administration requirements we have looked to hire experts in the field of pharmaceutical compliance.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this report in evaluating our Company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

The worldwide economic downturn may reduce our ability to obtain the financing necessary to continue our business. If we cannot raise the funds that we need, we may go out of business and investors will lose their entire investment in our company.

Since 2008, there has been a downturn in general worldwide economic condition due to many factors, including the effects of the subprime lending and general credit market crises, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions, increased unemployment and liquidity concerns. In addition, these economic effects, including the resulting recession in various countries and slowing of the global economy, will likely result in fewer business opportunities as companies face increased financial hardship. Tightening credit and liquidity issues will also result in increased difficulties for our company to raise capital for our continued operations. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable. If we cannot raise the funds that we need, we will go out of business. If we go out of business, investors will lose their entire investment in our company.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We have not generated any revenue from operations since our incorporation. During the year ended July 31, 2010, we incurred a net loss of $36,158 and during the three month period ended October 31, 2011, we incurred a net loss of $2,450. From inception through October 31, 2010, we incurred an aggregate loss of $79,509. We expect that our operating expenses will increase substantially over the next 12 months as we ramp-up our business. We estimate our average monthly expenses over the next 12 months to be approximately $217,000, including general and administrative expenses but excluding acquisition costs and the cost of any development activities. As of March 24, 2011, we had cash and cash equivalents of approximately $730,000. In order to fund our anticipated budget for the next 12 months, including acquisition costs, we believe that we will need to raise approximately $1,870,000 million.  This amount could increase if we encounter difficulties that we cannot anticipate at this time. As we cannot assure a lender that we will be able to successfully develop our pharmaceutical assets, it may be difficult to raise debt financing from traditional lending sources.  If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph to our independent auditors’ report on our financial statements for the year ended July 31, 2010, which are included in our annual report on Form 10-K filed on November 15, 2010. Although our financial statements raise substantial doubt about our ability to continue as a going concern, they do not reflect any adjustments that might result if we are unable to continue our business. Our financial statements contain additional note disclosure describing the circumstances that lead to this disclosure by our independent auditors.

We may need to raise additional funds in the future which may not be available on acceptable terms or at all.

We may consider issuing debt or equity securities in the future to fund potential acquisitions or investments or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to market such issuances on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

We are an early-stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. Only recently, have we explored opportunities in the pharmaceutical industry.  As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

If we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting and retaining qualified personnel having experience in the pharmaceutical industry. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our resources, and if we are unable to manage our growth, we may not be able to successfully implement our business plan.

We hope to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This will require that we hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

Risks Relating to the Pharmaceutical Business

If we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer.

Our future results of operations will depend to a significant extent upon our ability to successfully acquire, develop and commercialize new products and businesses in a timely manner. There are numerous difficulties in acquiring, developing and commercializing new products, including difficulties with:

•                  acquiring, developing, testing and manufacturing products in compliance with regulatory standards in a timely manner;

•                  receiving requisite regulatory approvals for such products in a timely manner or at all;

•                  being subject to legal actions brought by our competitors, which may delay or prevent the development and commercialization of new products;

•                  receiving incomplete, unconvincing or equivocal clinical trials data;

•                  experiencing delays or unanticipated costs; and

•                  experiencing significant and unpredictable changes in the payer landscape, coverage and reimbursement for our products.

As a result of these and other difficulties, products in development by us may or may not receive timely regulatory approvals, or approvals at all, necessary for marketing by us or other third-party partners. If any of our products are not approved in a timely fashion or, when acquired or developed and approved, cannot be successfully manufactured and commercialized our operating results could be adversely affected. We cannot guarantee that any investment we make in developing products will be recouped, even if we are successful in commercializing those products.

Regulatory authorities may not approve our product candidates or the approvals may be too limited for us to earn sufficient revenues.

The FDA and other foreign regulatory agencies can delay approval of or refuse to approve our product candidates for a variety of reasons, including failure to meet safety and efficacy endpoints in our clinical trials. Our product candidates may not be approved even if they achieve their endpoints in clinical trials. Regulatory agencies, including the FDA, may disagree with our trial design and our interpretations of data from preclinical studies and clinical trials. Clinical trials of our product candidates may not demonstrate that they are safe and effective to the extent necessary to obtain regulatory approvals. If we cannot adequately demonstrate through the clinical trial process that a therapeutic product we are developing is safe and effective, regulatory approval of that product would be delayed or prevented, which would impair our reputation, increase our costs and prevent us from earning revenues.  Even if a product candidate is approved, it may be approved for fewer or more limited indications than requested or the approval may be subject to the performance of significant post-marketing studies. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of our product candidates. Any limitation, condition or denial of approval would have an adverse affect on our business, reputation and results of operations.

We are purchasing the SECTA technology from Inovio pursuant to the terms of the Asset Purchase Agreement.  In 2007, Inovio had been enrolling patients in two Phase III clinical studies designed to evaluate the use of SECTA as a treatment for resectable recurrent and second primary squamous cell carcinomas of the head and neck.  The studies were accruing North American and European patients with tumors in the anterior and posterior areas of the oral cavity.  The primary endpoint of these two Phase III trials was preservation of function status at four and eight months as measured by the Performance Status Scale (which assesses the ability of a patient to eat “normal” foods, speak understandably and eat in public).  On June 5, 2007, Inovio announced that it had stopped enrollment of these studies based on a recommendation from the trial’s independent data safety monitoring board (DSMB).  The DSMB expressed concern about the efficacy and serious adverse events, including higher mortality rates on the SECTA arm of the study than on the surgery arm.  In the DSMB’s opinion, although no single parameter was sufficient to warrant recommending a review of the trial, the totality of data for this recurrent head and neck cancer study suggested an unfavorable benefit-to-risk profile for the SECTA arm relative to the surgery arm.  The DSMB also noted that slow enrollment presented a possible challenge in meeting the patient enrollment goals of each of these two trials, but that, if timely enrollment could allow reaching the target of 400 patients in the combined trials, this would provide enhanced insights regarding the benefit-to-risk profile of the SECTA treatment.  Without conducting further analysis, Inovio stopped enrollment and conducted its own interim analysis of the unaudited and unblended data on the 212 patients enrolled to date.  These clinical trials were never reinitiated.  If we are unable to initiate or complete new Phase III or pivotal clinical studies, we will be unable to commercialize the SECTA technology.

Our expenditures may not result in commercially successful products.

Our business expenditures may not result in the successful acquisition, development or launch of products that will prove to be commercially successful or will improve the long-term profitability of our business. If such business expenditures do not result in successful acquisition, development or launch of commercially successful brand products, our results of operations and financial condition could be materially adversely affected.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the pharmaceutical industry. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. In addition, if we infringe on the rights of others, we could lose our right to develop, manufacture or market products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. Although the parties to patent and intellectual property disputes in the pharmaceutical industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, we cannot be certain that the necessary licenses would be available to us on commercially reasonable terms or at all. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities.

All pharmaceutical companies are subject to extensive, complex, costly and evolving government regulation. For the U.S., these regulations are principally administered by the FDA and to a lesser extent by the DEA and state government agencies, as well as by various regulatory agencies in foreign countries where products or product candidates are being manufactured and/or marketed. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations, and similar foreign statutes and regulations, govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of our products.

Under these regulations, we may become subject to periodic inspection of our facilities, procedures and operations and/or the testing of our products by the FDA, the DEA and other authorities, which conduct periodic inspections to confirm that we are in compliance with all applicable regulations. In addition, the FDA and foreign regulatory agencies conduct pre-approval and post-approval reviews and plant inspections to determine whether our systems and processes are in compliance with cGMP and other regulations. Following such inspections, the FDA or other agency may issue observations, notices, citations and/or warning letters that could cause us to modify certain activities identified during the inspection. We may also be required to report adverse events associated with our products to FDA and other regulatory authorities. Unexpected or serious health or safety concerns would result in labeling changes, recalls, market withdrawals or other regulatory actions.

The range of possible sanctions includes, among others, FDA issuance of adverse publicity, product recalls or seizures, fines, total or partial suspension of production and/or distribution, suspension of the FDA’s review of product applications, enforcement actions, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on our business, operating results, financial condition and cash flows. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Similar sanctions as detailed above may be available to the FDA under a consent decree, depending upon the actual terms of such decree. If internal compliance programs do not meet regulatory agency standards or if compliance is deemed deficient in any significant way, it could materially harm our business.

The pharmaceutical industry is highly competitive.

The pharmaceutical industry has an intensely competitive environment that will require an ongoing, extensive search for technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of products to healthcare professionals in private practice, group practices and payers in managed care organizations, group purchasing organizations and Medicare & Medicaid services. We are smaller than almost all of our competitors. Most of our competitors have been in business for a longer period of time than us, have a greater number of products on the market and have greater financial and other resources than we do. Furthermore, recent trends in this industry are that large drug companies are consolidating into a smaller number of very large entities, which further concentrates financial, technical and market strength and increases competitive pressure in the industry. If we directly compete with these very large entities for the same markets and/or products, their financial strength could prevent us from capturing a share of those markets. It is possible that developments by our competitors will make any products or technologies that we acquire noncompetitive or obsolete.

Risks Relating to Our Common Stock

If we issue additional shares in the future, our existing shareholders will be diluted.

Our articles of incorporation authorize the issuance of up to 3,200,000,000 shares of common stock with a par value of $0.0001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or products and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock is restricted by the Securities and Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding the value of the investor’s principal residence) or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently listed for quotation on the OTC Bulletin Board, none of our shares have yet been purchased or sold on that market. Even when a market is established and trading begins, trading through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

The market for our common stock may be volatile, which could adversely affect an investment in our stock.

Our stock price and volume may be highly volatile.  This is not unusual for biomedical companies of our size, age and with a discrete market niche.  It is also common for the trading volume and price of biotechnology stocks to be unrelated to a company’s operations, i.e. increase or decrease on positive news or no news.  Our stock may exhibit this behavior in the future.  The historically low trading volume of our stock makes it more likely that a severe fluctuation in volume, either up or down, will affect the stock price.  Some factors that we would expect to depress the price of our stock include:

•                  adverse clinical trial results;

•                  our inability to obtain additional capital;

•                  announcement that the FDA denied our request to approve our products for commercialization in the United States, or similar denial by other regulatory bodies which make independent decisions outside the United States;

•                  cancellation of corporate partnerships or material agreements;

•                  potential negative market reaction to the terms or volume of any issuance of shares of our stock to new investors or service providers;

•                  stockholders’ decisions, for whatever reasons, to sell large amounts of our stock;

•                  adverse research and development results;

•                  declining working capital to fund operations, or other signs of apparent financial uncertainty;

•                  significant advances made by competitors that adversely affect our potential market position; and

•                  the loss of key personnel and the inability to attract and retain additional highly-skilled personnel.

Additionally, our clinical trials will be open-ended and, therefore, there is the possibility that information regarding the success (or setbacks) of our clinical trials may be obtained by the public prior to a formal announcement by us.  Volatility could significantly and adversely affect the price of our stock.

We do not intend to pay dividends on any investment in the capital stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Financial Information

Our audited financial statements for the fiscal years ended July 31, 2010 and 2009 and related management’s discussion and analysis of financial condition and results of operations are available in our annual report on Form 10-K filed with the Securities and Exchange Commission on November 15, 2010, and are incorporated herein by reference.  Our unaudited financial statements for the three and six month periods ended January 31, 2010 and 2009 and related management’s discussion and analysis of financial condition and results of operations are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on March 22, 2011, and are incorporated herein by reference.

Properties

We currently maintain our corporate office at 8th Floor-200 South Virginia Street, Reno, NV, 89501. We pay a monthly rent of $100 for this space.  We are also utilizing a temporary office space located at 11494 Sorrento Valley Road Suite A, San Diego, CA 92121. We do not believe this office will be suitable for our future operations and we are in the process of locating permanent facilities in San Diego, CA.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of March 24, 2011, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each of our named executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Unless otherwise indicated, the address of the individuals listed below is the address appearing on the cover of this Form 8-K.

	(2) Name and address of	(3) Amount and nature of		(4) Percent of
(1) Title of class	beneficial owner	beneficial ownership		class (1)
common stock	Avtar Dhillon San Diego, CA	9,910,480		18.8%

common stock	Punit Dhillon San Diego, CA	4,394,000	(2)	8.3%

common stock	James M. DeMesa Tampa, FL	250,000		0.5%

common stock	Director and Executive Officer as a group (3 persons)	14,554,480		27.6%

common stock	Ronald C. Dela Cruz	8,890,000		16.9%

common stock	David Marby	8,890,000		16.9%

*Represents less than 1%.

(1)           Percentage of ownership is based on 52,656,000 common shares issued and outstanding as of March 23, 2011. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)           Includes 120,000 shares held by Inbalance Network Inc., and 25,000 shares held by Four Front Investments, both   of which Punit Dhillon is the Trustee.  Also included are 607,000 shares held by the spouse of Punit Dhillon.

Changes in Control

Pursuant to an Affiliate Stock Purchase Agreement dated February 28, 2011, Dr. Dhillon has acquired 9,910,496 shares of our common stock from former directors Ronald Dela Cruz and David Marby.  As a result, Dr. Dhillon now holds approximately 18.8% of our common stock.  Punit Dhillon, our President and Chief Executive Officer, also purchased 4,394,000 shares, or approximately 8.3%, of our common stock from Mr. Dela Cruz and Mr. Darby.  Mr. Dhillon served as Vice President of Finance and Operations of Inovio until March 2011.  Mr. Dhillon is the nephew of Dr. Dhillon.

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

The following individuals serve as directors and executive officers of our company.

Name	Position	Age	Date First Appointed to Board of Directors
Avtar Dhillon, M.D.	Chairman and Director	50	March 10, 2011
James DeMesa, M.D.	Director	53	February 3, 2011
Punit Dhillon	President, Chief Executive Officer and Director	30	March 10, 2011
Michael Cross, Ph.D.	Chief Operating Officer	46	March 10, 2011
Veronica Vallejo	Corporate Secretary and Controller	38	March 10, 2011

Business Experience

The following is a brief account of the education and business experience of director and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Avtar Dhillon, M.D. Chairman

Dr. Dhillon served as President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NYSE Amex: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, and as Executive Chairman since October 2009.  During his tenure at Inovio, Dr. Dhillon led the successfully turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry.  Dr. Dhillon led nine successful financings, raising over $136 million for Inovio and concluded several licensing deals valued at over $200 million that included global giants, Merck and Wyeth (now Pfizer).

Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community.  From March 1997 to July 1998, Dr. Dhillon was a consultant to CardiomePharma Corp. (“Cardiome”), a biotechnology company listed on the Toronto Stock Exchange and NASDAQ. While at Cardiome, Dr. Dhillon led a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team.

In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on the Toronto Stock Exchange and TSX Venture Exchange, which have successfully matured through advances in their development pipeline and subsequent M&A transactions.  Most recently, he was a founding board member (May 2003) of Protox Therapeutics, Inc., a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010.

Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, the largest Venture Capital Corporation in British Columbia. Dr. Dhillon was also a member of the Securities Practice Advisory Committee to the British Columbia Securities Commission from July 1998 to September 2001.  From May 2003 to April 2010, Dr. Dhillon was also a director of Auricle Biomedical, a publicly traded capital pool company.  Dr. Dhillon has a Bachelor of Science with honors in Human Physiology, and an M.D. from the University of British Columbia.  We believe Dr. Dhillon plays a key role on our board of directors because of his extensive experience with pharmaceutical and biotech companies, including during his tenure at Inovio.

James M DeMesa, M.D., Director

Dr. DeMesa has been a practicing physician and has served as a senior executive with several international pharmaceutical and biotech companies in the areas of corporate management, regulatory affairs, and pre-clinical and clinical pharmaceutical and medical device product development. Most recently, in August 2008, Dr. DeMesa retired from his role as President, Chief Executive Officer and a director of Migenix Inc. (“Migenix”), a public biotechnology company focused on infectious and neurodegenerative diseases.

From 1997 to 2001, he was President, Chief Executive Officer and a director of GenSci Regeneration Sciences Inc., a public biotech company involved in the field known as orthobiologics, which is the use of biotechnology to treat musculoskeletal disease and injury. From 1992 to 1997, he was Vice President, Medical and Regulatory Affairs at Biodynamics International, Inc., and from 1989 to 1992 was Vice President, Medical and Regulatory Affairs of Bentley Pharmaceuticals. Dr. DeMesa is a co-founder of CommGeniX, a medical communications company, and MedXcel, a medical education company.

Dr. DeMesa is a member of the Board of Directors of Stem Cell Therapeutics, a public biotechnology company based in Calgary, and Induce Biologics, a private Toronto-based biotechnology company.

Dr. DeMesa attended the University of South Florida where he received his B.A. (Chemistry), M.D. and M.B.A. degrees and did his medical residency at the University of North Carolina. He is the author of two books and speaks regularly to companies and organizations throughout North America.

We believe Dr. DeMesa should serve on our board of directors because of his extensive experience with pharmaceutical and biotechnology companies, including his experience during his tenure with Migenix.

Punit Dhillon, Director, President and Chief Executive Officer

On March 10, 2011, Mr. Punit Dhillon was appointed Chief Executive Officer.  Mr.  Dhillon was formerly Vice President of Finance and Operations at Inovio until March 2011.  In his corporate finance role, Mr. Dhillon was pivotal to the company raising over $125 million through multiple financings and several licensing deals including early stage deals with Merck and Wyeth. Mr. Dhillon was responsible for implementation of Inovio’s corporate strategy, including achievement of annual budgets and milestones.  He was also instrumental to the successful in-licensing of key intellectual property and a number of corporate transactions, including the acquisition and consolidation of Inovio AS, a Norwegian DNA delivery company, and the recent merger with VGX Pharmaceuticals (“VGX”), which solidified Inovio’s position in the DNA vaccine industry.  Mr. Dhillon has played an effective role as head of operations for Inovio. He recently completed the integration of the VGX with Inovio, including achieving cost-cutting of over 30% through the synergy assessment of both companies, consolidating four operating locations to two bi-coastal offices, and managing the existing shareholders from both companies.

Mr. Dhillon was a director of Auricle Biomedical, a capital pool company, from July 2007 to April 2010.  Mr. Dhillon has also been a consultant and board member for several TSX Venture Exchange listed early stage life science companies which matured through advances in their development pipelines and subsequent M&A transactions.  Most recently, Mr. Dhillon was involved in the completion of a trilateral merger between three Capital Pool Companies listed on the TSX Venture Exchange, which completed a qualifying transaction in April 2010 with a company specializing in conservation and demand management accessories for the utilities industry.

Prior to joining Inovio, Mr. Dhillon worked for a corporate finance law firm as a law clerk.  Since September 1999 to July 2002, he worked with MDS Capital Corp. (now Lumira Capital Corp.) as an intern analyst.  Mr. Dhillon is an active member in his community and co-founder of Inbalance Network Inc. an organization focused on promoting an active lifestyle and grass roots community involvement, including scholarships to support students pursuing post-secondary education.  Mr. Dhillon has a Bachelor of Arts with honors in Political Science and a minor in Business Administration from Simon Fraser University.

Mr. Dhillon’s in depth knowledge of our business and operations as our Chief Executive Officer, his experience in the biotechnology and pharmaceutical industry, and his experience with publicly traded companies position him well to serve as a member of our board of directors.

Michael Cross, Ph.D., Chief Operating Officer

On March 10, 2011, Dr. Michael Cross was appointed Chief Operating Officer.  Dr. Cross has nearly two decades of life sciences venture capital and biotech industry experience. Prior to Dr. Cross’ role with our company, Dr. Cross was in senior roles in venture investing and portfolio management at both GrowthWorks as Vice President and Jovian Capital as Senior Vice President in Toronto. In these roles he served on the Boards of both private and public life sciences and biotech companies. Previous to Jovian, Michael had lead operational responsibilities as COO of a public oncology company, Viventia Biotech, where he helped bring an anti-cancer product into worldwide pivotal clinical trials. In addition, Dr. Cross was Managing Director of a contract manufacturing organization that he helped build and sell for its shareholders.

From 1996 to 2003, Dr. Cross held a variety of increasingly senior positions at MDS Inc. and MDS Capital and helped start MDS Proteomics.  Before joining MDS, Dr. Cross was with the Department of National Defence, including serving as a Post-Doctoral Fellow with the Trauma and Physiology Group of the Defence Research Agency in Toronto. Dr. Cross received his Masters in Business Administration and his Doctorate in Philosophy from the University of Toronto.

Veronica Vallejo, Corporate Secretary and Controller

On March 10, 2011 Veronica Vallejo was appointed Secretary and Treasurer, and serves as Controller and Principal Financial Officer of OncoSec Medical Incorporated. Ms. Vallejo joined the company in February of 2011. Prior to working for us, Ms. Vallejo worked in public accounting since 1997, most recently working as a Senior Manager with Mayer Hoffman McCann P.C., from January 2001 to December 2010. Veronica has extensive experience in public company matters and all finance and accounting functions, including SEC reporting filings such as Annual and Quarterly Reports, as well as Registration Statements. Ms. Vallejo also has substantial experience with integrated audits under the provisions of PCAOB’s AS 5. Her specialized accounting experience includes areas such as revenue recognition and complex debt and equity transactions. Ms. Vallejo’s industry experience includes work in the following industries: biotech, manufacturing & distribution, technology, and VC-backed companies. Veronica holds a B.S. in Business Administration with an emphasis in accounting from San Diego State University. She is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Term of Office

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Family Relationships

No family relationships exist between any of the directors or executive officers of our company, except that Mr. Punit Dhillon, President & Chief Executive Officer, is the nephew of Dr. Avtar Dhillon, the company’s Chairman of the Board.

Executive Compensation

The information required by this item is incorporated herein by reference to our Form 10-K for the fiscal year ended July 31, 2010, filed with the SEC on November 15, 2010, under the heading Executive Compensation.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

Since February 8, 2008 and except as disclosed below, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

As of March 24, 2011, there is a balance owing to Ronald Dela Cruz, our former director and chief executive officer and the holder of 16.9% of our common stock, in the amount of $33,867.  The balance owed is related to advances made to us to fund operations and did not include interest terms.

Director Independence

Our board of directors has determined that all of the current members of our board of directors would be considered independent under NASDAQ Marketplace Rules applicable to directors and to members of the audit, nominating and compensation committees of the board of directors, except that Punit Dhillon would not be considered independent because he is our President and Chief Executive Officer.  Our board of directors does not have standing audit, compensation and nominating committees.

David Marby and Ronald Dela Cruz were the sole members of our board of directors during our last completed fiscal year ended July 31, 2010.  Mr. Marby would be considered independent under NASDAQ Marketplace Rules applicable to directors and to members of the audit, nominating and compensation committees of the board of directors.  Mr. Dela Cruz would not be considered independent because he served as our Chief Executive Officer during our 2010 fiscal year.  Mr. Dela Cruz and Mr. Marby resigned from our board of directors on March 21, 2011.

Legal Proceedings

None.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market Information

Our common stock is quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. (the “OTCBB”) under the symbol “ONCSD”. The “D” at the end of our symbol will be removed on March 28, 2011. Although our common stock is quoted on the OTCBB, there is only a limited trading market for our common stock. The table below sets forth the range of high and low bid information for our common shares as quoted on the OTCBB for each of the quarters during the fiscal year ended July 31, 2010 and 2009 and for the quarters ended October 31, 2010 and January 31, 2011:

For the Quarter Ended	High	Low
January 31, 2011	N/A	N/A
October 31, 2010	N/A	N/A
July 31, 2010	N/A	N/A
April 30, 2010	$0.0022	$0.0022
January 1, 2010	N/A	N/A
October 31, 2009	N/A	N/A
July 31, 2009	N/A	N/A
April 30, 2009	N/A	N/A
January 1, 2009	N/A	N/A
October 31, 2008	N/A	N/A

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Computershare.

Holders of Common Stock

As of March 23, 2010, there were 42 holders of record of our common stock. As of such date, 52,656,000 shares were issued and outstanding.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

As of July 31, 2010, we had not adopted an equity compensation plan and had not granted any stock options.

Recent Sales of Unregistered Securities

On March 18, 2011, we issued 1,456,000 units (each, a “Unit”) at a price of $0.75 per Unit for gross proceeds of $1,092,000.  Each Unit consisted of one share of our common stock and one share purchase warrant entitling the warrant holder to purchase an additional share of our common stock at a price of $1.00 per share for a period of five years from closing.  We issued the Units to three subscribers, each of whom represented that it was not a US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933.

Description of Securities

Effective March 1, 2011 we effected a 32 for one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has increased from 100,000,000 shares of common stock at $0.001 par value to 3,200,000,000 shares of common stock at $0.0001 par value. Following the effectiveness of the forward split, our outstanding capital stock increased from 2,140,000 shares of common stock to 68,480,000 shares of common stock.

Voting Rights

With respect to all matters upon which our stockholders are entitled to vote or to which our stockholders are entitled to give consent, the holders of the outstanding shares of our common stock are entitled to cast thereon one vote in person or by proxy for each share of our common stock standing in his or her name. Except as otherwise required by applicable law, there is no cumulative voting on any matter brought to a vote of stockholders of our company. According to our bylaws, at any meeting of the stockholders a quorum for the transaction of any business must consist of a majority in interest of the issued and outstanding shares of the stock of our company entitled to vote being represented by the holders of record thereof. Our board of directors, and our stockholders by the affirmative vote of the holders of not less than 50% of the voting power of all outstanding shares of our common stock, are expressly authorized to adopt, repeal, rescind, alter or amend our bylaws. Our articles of incorporation provide that any action required or permitted to be taken by our stockholders may be effective at a duly called annual meeting or at a special meeting of our stockholders or may be authorized or taken by the written consent of the holders of outstanding shares of our common stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and our articles of incorporation have been satisfied.

Dividend Rights

Holders of our common stock are entitled to receive such cash dividends as may be declared thereon by our board of directors from time to time out of assets of funds of our company legally available therefore. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Other Rights

No stockholder of our company has any preemptive or other right to subscribe for any additional un-issued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by our company.

Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in our articles of incorporation, each share of our common stock has identical powers, preferences and rights, including rights in liquidation.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•                  20% or more but less than 33 1/3%;

•                  33 1/3% or more but less than or equal to 50%; or

•                  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•                  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•                  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of March 23, 2010, we had 42 holders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•                  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•                  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•                  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•                  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•                  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•                  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•                    a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•                    a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•                    to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•                    by our stockholders;

•                    by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•                    if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•                    if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•                    by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02 Unregistered Sales of Equity Securities.

On March 18, 2011, we issued 1,456,000 units (each, a “Unit”) at a price of $0.75 per Unit for gross proceeds of $1,092,000.  Each Unit consists of one share of our common stock and one share purchase warrant entitling the warrant holder to purchase an additional share of our common stock at a price of $1.00 per share for a period of five years from closing.  We issued 1,456,000 Units to three subscribers, each of whom represented that it was not a US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction pursuant to Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of the Registrant

Pursuant to an Affiliate Stock Purchase Agreement dated February 28, 2011, Dr. Dhillon has acquired 9,810,496 shares of our common stock from former directors Ronald Dela Cruz and David Marby.  As a result, Dr. Dhillon now holds approximately 18.8% of our common stock.  Punit Dhillon also purchased 4,394,000 shares, or approximately 8.3%, of our common stock from Mr. Dela Cruz and Mr. Darby.  Mr. P. Dhillon is the nephew of Dr. A. Dhillon.  On March 10, 2011, Mr. Dela Cruz resigned as our President, Chief Executive Officer and Secretary and Mr. Marby resigned as our Treasurer.  Mr. P. Dhillon was appointed our President and Chief Executive Officer, and Dr. A. Dhillon was appointed as Chairman and to our Board of Directors.  On March 21, 2011, Mr. Marby and Mr. Dela Cruz also resigned as members of our Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2011, Mr. Punit Dhillon, our President and Chief Executive Officer, was appointed to our Board of Directors.  Mr. Dhillon’s biography is provided in Item 2.01 of this Form 8-K under the heading “Directors and Executive Officers,” and is incorporated into this Item 5.02 by reference. On March 21, 2011, Mr. Marby and Mr. De La Cruz also resigned as members of our Board of Directors.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of our acquisition of the assets of Inovio Pharmaceuticals, Inc, our company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.  Please refer to Item 2.01 of this current report on Form 8-K for a description of the asset purchase agreement dated March 21, 2011 with Inovio Pharmaceuticals, Inc and our subsequent business.

Item 9.01 Financial Statements and Exhibits.

Exhibits No.	Description
3.1

Certificate of Incorporation of NetVentory Solutions, Inc. (Attached as an exhibit to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)

3.2	By-laws (Attached as an exhibit to our Registration Statement on Form S-1 originally filed with the SEC on September 3, 2008 and incorporated herein by reference.)
3.3	Articles of Merger (Attached as an exhibit to our current report on Form 8-K filed on March 3, 2011 and incorporated herein by reference.)
3.4	Certificate of Change dated February 9, 2011 (Attached as an exhibit to our current report on Form 8-K filed on March 3, 2011 and incorporated herein by reference.)
3.5	Certificate of Change dated March 10, 2011 (Attached as an exhibit to Amendment No. 1 to our current report on Form 8-K filed on March 14, 2011)
10.1	Form of Subscription Agreement*
10.2	Form of Warrant Agreement*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

Date: March 24, 2011